SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          Form 8-K
                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report:      February 23, 2000
             MASTERPIECE TECHNOLOGY GROUP, INC.
Utah                                     91-179-3053
(State of incorporation) (IRS Employer Identification
Number)
0-22851 (Commission File Number)
          455 Wards Corner Road, Loveland, OH 45140
          (Address of principal executive offices)
Registrants's telephone number, including area code:
                       (513) 831-6647
(Former name or former address, if changed from last report)
             GLOBAL DIGITAL INFORMATION, INC.

Item 5     Other Events

     1.   PROPOSED ACQUISITION OF TOWNSEND MEDICAL
Masterpiece Technology Group, Inc. signed a Letter of Intent to acquire 100% of the stock of Townsend Medical
Management Systems, a Washington corporation.

     2.   REORGANIZATION OF BOARD OF DIRECTORS
Masterpiece Technology Group, Inc. has restructured its Board of Directors to more appropriately address the company's changing direction. Past director Dr. William Coyne has resigned and will now lead the soon to be acquired Townsend Medical Group as its President. Past chairman Mr. Morris Gorelick has resigned to retire at age 78. Dr. Newell Crane has been appointed the new
Board chairman. Mr. Rick Gressett and Ms. Robin Hirschfield, recently appointed to the board will return to Maplecrest Software, a division of the company. Mr. Dave Leytze has resigned as a member of the Board. Mr. Jeff Beneson, past president and director of Global Digital Information, Inc. (parent company which acquire Masterpiece Technology Group, Inc.), has been elected a new member of the Board in his place. No member of the Board of Directors has resigned due to a disagreement with the company.

                          Masterpiece Technology Group, Inc.
January 18, 2000                By:/s/ Newell Crane, President